Exhibit 4(b)

                         INVESTMENT MANAGEMENT AGREEMENT

      AGREEMENT, dated September 29, 2006, between BlackRock Variable Series Funds, Inc. (the "Corporation"), a Maryland corporation, on behalf of each of its series named in Schedule A attached hereto (each, a "Fund" and together the "Funds"), and BlackRock Advisors, LLC, a Delaware limited liability company (the "Advisor").

      WHEREAS, the Advisor has agreed to furnish investment advisory services to each Fund, series of the Corporation, an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

      WHEREAS, the Board of Directors of the Corporation has established and designated each Fund as a series of the Corporation; and

      WHEREAS, this Agreement has been approved in accordance with the provisions of the 1940 Act, and the Advisor is willing to furnish such services upon the terms and conditions herein set forth.

      NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

      1. In General. The Advisor agrees, all as more fully set forth herein, to act as investment advisor to the Funds with respect to the investment of the Funds' assets and to supervise and arrange for the day to day operations of the Funds and the purchase of securities for and the sale of securities held in the investment portfolios of the Funds.

      2. Duties and Obligations of the Advisor with Respect to Investment of Assets of the Funds. Subject to the succeeding provisions of this section and subject to the direction and control of the Corporation's Board of Directors, the Advisor shall (i) act as investment advisor for and supervise and manage the investment and reinvestment of the Funds' assets and in connection therewith have complete discretion in purchasing and selling securities and other assets for the Funds and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Funds; (ii) supervise continuously the investment program of each Fund and the composition of its investment portfolio; (iii) arrange, subject to the provisions of paragraph 4 hereof, for the purchase and sale of securities and other assets held in the investment portfolios of the Funds; and (iv) provide investment research to the Funds.

      3. Duties and Obligations of Advisor with Respect to the Administration of the Funds. The Advisor also agrees to furnish office facilities and equipment and clerical, bookkeeping and administrative services (other than such services, if any, provided by the Funds' Custodian, Transfer Agent and Dividend Disbursing Agent and other service providers) for the Fund. To the extent requested by the Funds, the Advisor agrees to provide the following administrative services:

            (a) Oversee the determination and publication of each Fund's net asset value in accordance with the Fund's policy as adopted from time to time by the Board of Directors;

            (b) Oversee the maintenance by the Funds' Custodian and Transfer Agent and Dividend Disbursing Agent of certain books and records of the Funds as required under Rule 31a-1(b)(4) of the 1940 Act and maintain (or oversee maintenance by such other persons as approved by the Board of Directors) such other books and records required by law or for the proper operation of the Funds;

            (c) Oversee the preparation and filing of each Fund's federal, state and local income tax returns and any other required tax returns;

            (d) Review the appropriateness of and arrange for payment of each Fund's expenses;

            (e) Prepare for review and approval by officers of the Corporation's financial information for the Funds' semiannual and annual reports, proxy statements and other communications with shareholders required or otherwise to be sent to Fund shareholders, and arrange for the printing and dissemination of such reports and communications to shareholders;

            (f) Prepare for review by an officer of the Corporation the Funds' periodic financial reports required to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR, Form N-CSR, Form N-PX, Form N-Q, and such other reports, forms and filings, as may be mutually agreed upon;

            (g) Prepare such reports relating to the business and affairs of the Funds as may be mutually agreed upon and not otherwise appropriately prepared by the Funds' custodian, counsel or auditors;

            (h) Make such reports and recommendations to the Board of Directors concerning the performance of the independent accountants as the Board of Directors may reasonably request or deems appropriate;

            (i) Make such reports and recommendations to the Board of Directors concerning the performance and fees of the Funds' Custodian and Transfer Agent and Dividend Disbursing Agent as the Board of Directors may reasonably request or deems appropriate;

            (j) Oversee and review calculations of fees paid to the Funds' service providers;

            (k) Oversee each Fund's portfolio and perform necessary calculations as required under Section 18 of the 1940 Act;

            (l) Consult with the Corporation's officers, independent accountants, legal counsel, custodian, accounting agent and transfer and dividend disbursing agent in establishing the accounting policies of the Funds and monitor financial and shareholder accounting services;

            (m) Determine the amounts available for distribution as dividends and distributions to be paid by each Fund to its shareholders; prepare and arrange for the printing of dividend notices to shareholders; and provide the Funds' dividend disbursing agent and custodian with such information as is required for such parties to effect the payment of dividends and distributions and to implement the Funds' dividend reinvestment plan;

            (n) Prepare such information and reports as may be required by any banks from which a Fund borrows funds;

            (o) Provide such assistance to the Custodian and the Funds' counsel and auditors as generally may be required to properly carry on the business and operations of the Fund;

            (p) Respond to or refer to the Corporation's officers or transfer agent, shareholder (including any potential shareholder) inquiries relating to the Funds; and

            (q) Supervise any other aspects of the Funds' administration as may be agreed to by the Corporation and the Advisor.

      All services are to be furnished through the medium of any directors, officers or employees of the Advisor or its affiliates as the Advisor deems appropriate in order to fulfill its obligations hereunder.

      The Funds will reimburse the Advisor or its affiliates for all out of pocket expenses incurred by them in connection with the performance of the administrative services described in this paragraph 3. The Funds will reimburse the Advisor and its affiliates for their costs in providing accounting services to the Funds.

      4. Covenants. (a) In the performance of its duties under this Agreement, the Advisor shall at all times conform to, and act in accordance with, any requirements imposed by: (i) the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended, and all applicable Rules and Regulations of the Securities and Exchange Commission; (ii) any other applicable provision of law; (iii) the provisions of the Charter and By Laws of the Corporation, as such documents are amended from time to time; (iv) the investment objectives and policies of the Funds as set forth in its Registration Statement on Form N-1A and/or the resolutions of the Board of Directors; and (v) any policies and determinations of the Board of Directors of the Corporation and

            (b) In addition, the Advisor will:

            (i) place orders either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Advisor will attempt to obtain the best price and the most favorable execution of its orders. In placing orders, the Advisor will consider the experience and skill of the firm's securities traders as well as the firm's financial responsibility and administrative efficiency. Consistent with this obligation, the Advisor may select brokers on the basis of the research, statistical and pricing services they provide to the Funds and other clients of the Advisor. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Advisor hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Advisor determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Advisor to the Funds and its other clients and that the total commissions paid by each Fund will be reasonable in relation to the benefits to the Fund over the long term. Subject to the foregoing and the provisions of the 1940 Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Advisor may select brokers and dealers with which it or the Corporation is affiliated;

            (ii) maintain a policy and practice of conducting its investment advisory services hereunder independently of the commercial banking operations of its affiliates. When the Advisor makes investment recommendations for the Funds, its investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for each Fund's account are customers of the commercial department of its affiliates; and

            (iii) treat confidentially and as proprietary information of the Funds all records and other information relative to the Funds, and the Funds' prior, current or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by each Fund, which approval shall not be unreasonably withheld and may not be withheld where the Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Funds.

      5. Services Not Exclusive. Nothing in this Agreement shall prevent the Advisor or any officer, employee or other affiliate thereof from acting as investment advisor for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Advisor or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Advisor will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

      6. Sub-Advisors. The Advisor may from time to time, in its sole discretion to the extent permitted by applicable law, appoint one or more sub-advisors, including, without limitation, affiliates of the Advisor, to perform investment advisory services with respect to the Funds. The Advisor may terminate any or all sub-advisors in its sole discretion at any time to the extent permitted by applicable law.

      7. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Advisor hereby agrees that all records which it maintains for the Fund are the property of the Corporation and further agrees to surrender promptly to the Corporation any such records upon the Corporation's request. The Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

      8. Expenses. During the term of this Agreement, the Advisor will bear all costs and expenses of its employees and any overhead incurred in connection with its duties hereunder and shall bear the costs of any salaries or directors' fees of any officers or directors of the Corporation who are affiliated persons (as defined in the 1940
Act) of the Advisor; provided that the Board of Directors of the Corporation may approve reimbursement to the Advisor of the pro rata portion of the salaries, bonuses, health insurance, retirement benefits and all similar employment costs for the time spent on Fund operations, (including, without limitation, compliance matters) (other than the provision of investment advice and administrative services required to be provided hereunder) of all personnel employed by the Advisor who devote substantial time to Fund operations or the operations of other investment companies advised by the Advisor.

      9. Compensation of the Advisor. (a) The Corporation, on behalf of each Fund, agrees to pay to the Advisor and the Advisor agrees to accept as full compensation for all services rendered by the Advisor as such, a monthly fee (the "Investment Advisory Fee") in arrears at an annual rate equal to the amount set forth in Schedule A hereto of the average daily value of each Fund's Net Assets. "Net Assets" means the total assets of a Fund minus the sum of the accrued liabilities. For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be.

            (b) For purposes of this Agreement, the net assets of each Fund shall be calculated pursuant to the procedures adopted by resolutions of the Directors of the Corporation for calculating the value of each Fund's assets or delegating such calculations to third parties.

      10. Indemnity. (a) Each Fund may, in the discretion of the Board of Directors of the Corporation, indemnify the Advisor, and each of the Advisor's directors, officers, employees, agents, associates and controlling persons and the directors, partners, members, officers, employees and agents thereof (including any individual who serves at the Advisor's request as director, officer, partner, member, trustee or the like of another entity) (each such person being an "Indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable state law) reasonably incurred by such Indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Indemnitee may be or may have been involved as a party or otherwise or with which such Indemnitee may be or may have been threatened, while acting in any capacity set forth herein or thereafter by reason of such Indemnitee having acted in any such capacity, except with respect to any matter as to which such Indemnitee shall have been adjudicated not to have acted in good faith in the reasonable belief that such Indemnitee's action was in the best interest of the Corporation and furthermore, in the case of any criminal proceeding, so long as such Indemnitee had no reasonable cause to believe that the conduct was unlawful; provided, however, that (1) no Indemnitee shall be indemnified hereunder against any liability to the Corporation or each Fund its shareholders or any expense of such Indemnitee arising by reason of (i) willful misfeasance,
(ii) bad faith, (iii) gross negligence or (iv) reckless disregard of the duties involved in the conduct of such Indemnitee's position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as "disabling conduct"), (2) as to any matter disposed of by settlement or a compromise payment by such Indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such settlement or compromise is in the best interests of each Fund and that such Indemnitee appears to have acted in good faith in the reasonable belief that such Indemnitee's action was in the best interest of each Fund and did not involve disabling conduct by such Indemnitee and (3) with respect to any action, suit or other proceeding voluntarily prosecuted by any Indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnitee was authorized by a majority of the full Board of Directors of the Corporation.

            (b) A Fund may make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Corporation receives a written affirmation of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse a Fund unless it is subsequently determined that such Indemnitee is entitled to such indemnification and if the Directors of the Corporation determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met: (A) the Indemnitee shall provide security for such Indemnitee undertaking, (B) the Corporation shall be insured against losses arising by reason of any unlawful advance, or (C) a majority of a quorum consisting of Directors of the Corporation who are neither "interested persons" of the Corporation (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding ("Disinterested Non Party Directors") or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial type inquiry), that there is reason to believe that the Indemnitee ultimately will be found entitled to indemnification.

            (c) All determinations with respect to the standards for indemnification hereunder shall be made (1) by a final decision on the merits by a court or other body before whom the proceeding was brought that such Indemnitee is not liable or is not liable by reason of disabling conduct, or (2) in the absence of such a decision, by (i) a majority vote of a quorum of the Disinterested Non Party Directors of the Corporation, or (ii) if such a quorum is not obtainable or, even if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion. All determinations that advance payments in connection with the expense of defending any proceeding shall be authorized and shall be made in accordance with the immediately preceding clause (2) above.

      The rights accruing to any Indemnitee under these provisions shall not exclude any other right to which such Indemnitee may be lawfully entitled.

      11. Limitation on Liability. The Advisor will not be liable for any error of judgment or mistake of law or for any loss suffered by the Advisor or by the Funds in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement. As used in this
Section 11, the term "Advisor" shall include any affiliates of the Advisor performing services for a Fund contemplated hereby and partners, directors, officers and employees of the Advisor and of such affiliates.

      12. Duration and Termination. This Agreement shall become effective as of the date hereof and, unless sooner terminated with respect to the Funds as provided herein, shall continue in effect for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Funds for successive periods of 12 months, provided such continuance is specifically approved at least annually by both (a) the vote of a majority of the Corporation's Board of Directors or the vote of a majority of the outstanding voting securities of each Fund at the time outstanding and entitled to vote, and (b) by the vote of a majority of the Directors who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Corporation, on behalf of a Fund, at any time, without the payment of any penalty, upon giving the Advisor 60 days' notice (which notice may be waived by the Advisor), provided that such termination by the Corporation, on behalf of a Fund, shall be directed or approved by the vote of a majority of the Directors of the Corporation in office at the time or by the vote of the holders of a majority of the voting securities of each Fund at the time outstanding and entitled to vote, or by the Advisor on 60 days' written notice (which notice may be waived by the Corporation, on behalf of a Fund,). This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings of such terms in the 1940 Act.)

      13. Notices. Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

      14. Amendment of this Agreement. This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of the Board of Directors of the Corporation, including a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval and, where required by the 1940 Act, by a vote of a majority of the outstanding voting securities of each Fund.

      15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of New York, or any of the provisions, conflict with the applicable provisions of the 1940 Act, the latter shall control.

      16. Use of the Name BlackRock. The Advisor has consented to the use by the Corporation of the name or identifying word "BlackRock" in the name of the Corporation and the Fund. Such consent is conditioned upon the employment of the Advisor as the investment advisor to the Fund. The name or identifying word "BlackRock" may be used from time to time in other connections and for other purposes by the Advisor and any of its affiliates. The Advisor may require the Corporation and the Fund to cease using "BlackRock" in the name of the Corporation and a Fund if a Fund ceases to employ, for any reason, the Advisor, any successor thereto or any affiliate thereof as investment advisor of the Fund.

      17. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

      18. Counterparts. This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the day and the year first above written.

                                       BLACKROCK VARIABLE SERIES FUNDS, INC.

                                       By: _____________________________________
                                       Name:  Donald C. Burke
                                       Title: Vice President & Treasurer

                                       BLACKROCK ADVISORS, LLC

                                       By: _____________________________________
                                       Name:  Donald C. Burke
                                       Title: Managing Director

                                   Schedule A
                                   ----------

                             Investment Advisory Fee
                             -----------------------

Name of Fund                                                                                                 Investment Advisory Fee
------------                                                                                                 -----------------------
BlackRock Balanced Capital V.I. Fund .....................................................................            0.55%

BlackRock Basic Value V.I. Fund ..........................................................................            0.60%

BlackRock Fundamental Growth V.I. Fund ...................................................................            0.65%

BlackRock Global Allocation V.I. Fund ....................................................................            0.65%

BlackRock Global Growth V.I. Fund ........................................................................            0.75%

BlackRock Government Income V.I. Fund ....................................................................            0.50%

BlackRock International Value V.I. Fund ..................................................................            0.75%

BlackRock Large Cap Growth V.I. Fund .....................................................................            0.65%

BlackRock S&P 500 Index V.I. Fund ........................................................................            0.30%

BlackRock Utilities and Telecommunications V.I. Fund .....................................................            0.60%

BlackRock Value Opportunities V.I. Fund ..................................................................            0.75%

BlackRock Money Market V.I. Fund
--------------------------------
Portion of Average Daily Value of Net Assets                                                                 Investment Advisory Fee
--------------------------------------------                                                                 -----------------------
Not exceeding $1 billion..................................................................................            0.50%

In excess of $1 billion but not exceeding $2 billion......................................................            0.45%

In excess of $2 billion  but not exceeding $3 billion.....................................................            0.40%

In excess of $3 billion but not exceeding $4 billion......................................................            0.375%

In excess of $4 billion  but not exceeding $7 billion.....................................................            0.35%

In excess of $7 billion  but not exceeding $10 billion....................................................            0.325%

In excess of $10 billion but not exceeding $15 billion....................................................            0.30%

In excess of $15 billion .................................................................................            0.29%

BlackRock Large Cap Core V.I. Fund
----------------------------------
Portion of Average Daily Value of Net Assets                                                                 Investment Advisory Fee
--------------------------------------------                                                                 -----------------------
Not exceeding $250 million................................................................................            0.50%

In excess of $250 million but not exceeding $300 million..................................................            0.45%

In excess of $300  million but not exceeding $400 million.................................................            0.425%

In excess of $400 million ................................................................................            0.40%

BlackRock Current Income V.I. Fund and BlackRock Bond V.I. Fund
---------------------------------------------------------------
Portion of aggregate average daily value of Net assets of both Funds:
---------------------------------------------------------------------

                                                         Investment Advisory Fee
                                                        ------------------------
                                                         BlackRock
                                                          Current      BlackRock
                                                        Income V.I.      Bond
                                                            Fund       V.I. Fund
                                                        -----------    ---------
Not exceeding $250 million                                 0.55%         0.50%
In excess of $250 million but not
  exceeding $500 million                                   0.50%         0.45%
In excess of $500 million but not
  exceeding $750 million                                   0.45%         0.40%
In excess of $750 million                                  0.40%         0.35%

      The fee rates for the BlackRock Current Income V.I. Fund and the BlackRock Bond V.I. Fund are applied to the average daily Net Assets of each Fund, with the reduced rates shown below applicable to portions of the assets of each Fund to the extent that the aggregate average daily net assets of the combined Funds exceed $250 million, $500 million and $750 million (each such amount being a "breakpoint level"). The portion of the assets of a Fund to which the rate at each breakpoint level applies will be determined on a "uniform percentage" basis. The uniform percentage applicable to a breakpoint level is determined by dividing the amount of the aggregate average daily net assets of the combined Funds that falls within that breakpoint level by the aggregate average daily net assets of the combined Funds. The amount of the fee for a Fund at each breakpoint level is determined by multiplying the average daily net assets of that Fund by the uniform percentage applicable to that breakpoint level and multiplying the product by the advisory fee rate.

Dated as of September 29, 2006